As filed with the Securities and Exchange Commission on March 29, 2019
Registration No. 333-          .

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Address of Principal Executive Offices)(Zip Code)

2010 EQUITY INCENTIVE PLAN
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Kishore Seendripu, Ph.D.
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Name and address of agent for service)

(760) 692-0711
(Telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay
Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, California 92130
(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	□
Non-accelerated filer	□	Smaller reporting company	□
		Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.0001 par value) under the 2010 Equity Incentive Plan	2,583,311 shares(2)	$24.98(3)	$64,531,108.78	$7,821.17
Common Stock ($0.0001 par value) under the 2010 Employee Stock Purchase Plan	869,389 shares(4)	$21.23(5)	$18,457,128.47	$2,237.00
TOTAL	3,452,700 shares		$82,988,237.25	$10,058.17

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2010 Equity Incentive Plan (the “2010 EIP”) on January 1, 2019 pursuant to an “evergreen” provision contained in the 2010 EIP. Pursuant to such provision, on January 1st of each fiscal year commencing in 2011 and ending on (and including) January 1, 2020, the number of shares authorized for issuance under the 2010 EIP is automatically increased by a number equal to the lesser of (i) 2,583,311 shares, (ii) four percent (4%) of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding fiscal year, or (iii) a lesser number of shares that may be determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(3)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 22, 2019.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”) on January 1, 2019 pursuant to an “evergreen” provision contained in the 2010 ESPP. Pursuant to such provision, on January 1st of each fiscal year commencing after January 1, 2017, the number of shares authorized for issuance under the 2010 ESPP is automatically increased by a number equal to the lesser of (i) 968,741 shares of Common Stock, (ii) one and a quarter percent (1.25%) of the outstanding shares of the Company’s Common Stock on such date, or (iii) an amount determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(5)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 22, 2019. Pursuant to the 2010 ESPP, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date or the Exercise Date (each as defined in such plan), whichever is lower.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-217021
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2010 EIP and the 2010 ESPP under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2017 (File No. 333-217021) and the Registration Statement on Form S-8 filed with the Commission on March 22, 2018 (File No. 333-223847). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 29th day of March 2019.

MAXLINEAR, INC.

(Registrant)

		By:	/s/ KISHORE SEENDRIPU, PH.D
Kishore Seendripu, Ph.D
President and Chief Executive Officer
Date:	March 29, 2019		(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D. and Steven G. Litchfield, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ KISHORE SEENDRIPU, PH.D	President and Chief Executive Officer	March 29, 2019
Kishore Seendripu, Ph.D	(Principal Executive Officer)

/s/ STEVEN G. LITCHFIELD	Chief Financial Officer and Chief Corporate Strategy Officer	March 29, 2019
Steven G. Litchfield	(Principal Financial Officer)

/s/ CONNIE KWONG	Corporate Controller	March 29, 2019
Connie Kwong	(Principal Accounting Officer)

/s/ THOMAS E. PARDUN	Lead Director	March 29, 2019
Thomas E. Pardun

/s/ DANIEL A. ARTUSI	Director	March 29, 2019
Daniel A. Artusi

/s/ CAROLYN D. BEAVER	Director	March 29, 2019
Carolyn D. Beaver

/s/ STEVEN C. CRADDOCK	Director	March 29, 2019
Steven C. Craddock

/s/ ALBERT J. MOYER	Director	March 29, 2019
Albert J. Moyer

/s/ DONALD E. SCHROCK	Director	March 29, 2019
Donald E. Schrock

/s/ THEODORE TEWKSBURY, PH.D	Director	March 29, 2019
Theodore Tewksbury, Ph.D

MAXLINEAR, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form 8-A (Registration No. 001-34666), filed on March 30, 2017).

4.2+	2010 Equity Incentive Plan, as amended December 13, 2018 (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K (File No. 001-34666), filed on December 19, 2018).
4.3+	Form of Agreement under the 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-34666), filed on July 28, 2011).
4.4+	2010 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K (File No. 001-34666), filed on August 15, 2016).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

+     Indicates management contract or compensatory plan, contract or arrangement.